Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp and Rio Tinto Agree to a Transaction on the World-Class Development-Stage Roughrider Uranium Project in Canada

UEC to Acquire Roughrider from Rio Tinto for Total Consideration of $150 million comprised of

$80 million in Cash and $70 million in UEC Stock

Cash Portion of the Consideration is Fully Funded with UEC’s $173 million of
Cash and Liquid Assets on the Balance Sheet

UEC Welcomes Rio Tinto as a New Shareholder

Roughrider Acquisition Rationale and Highlights:

●

World-class Project in a Premier Uranium Mining Jurisdiction: Development-stage Roughrider Project has a non-current, historic resource of 58 million lbs at an average grade of 4.73% U3O8 situated in the eastern Athabasca Basin of Canada, where 10% of global uranium production was sourced in 2021.(1)(2)

●

Unlocking Value and Immediate Synergies with Recent UEX Acquisition: Roughrider will be a 100% owned cornerstone asset that when combined with recently acquired UEX Corporation (“UEX”) projects in the eastern Athabasca, positions UEC with a critical mass of resources to enhance future production plans. Recently acquired and nearby UEC projects to Roughrider include Raven-Horseshoe, Hidden Bay and Christie Lake.

●	Scaling up in Canada’s High-Grade Athabasca Basin: After Cameco and Orano, UEC now controls the largest diversified resource base, hosted in multiple assets in Canada’s Athabasca Basin.
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Infrastructure, Nearby Operations and Long-Standing Uranium History: There are over 20 uranium deposits, five current and historically producing mines, and two uranium mills within a 100 km distance from Roughrider, providing excellent infrastructure for future development, including all-weather road infrastructure, an all-weather airstrip within seven km and robust electrical grid access, primarily generated from renewable hydroelectric sources.(3)

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Leveraging a Decade of Development Work on Path to Production: Since acquiring Roughrider in 2012, Rio Tinto, one of the world’s largest and most experienced mine builders, advanced substantial pre-production and environmental baseline work including completion of dedicated geotechnical drilling, shaft vs. decline modelling, establishment of hydrogeological monitor wells, terrestrial and aquatic environmental assessments, heritage assessments, species at risk, and conceptual reclamation plan. This provides a strong foundation and substantial value for completion of upcoming technical reports, efficiently moving the Project forward to a production decision.(4)

●

Strong ESG Foundation: Starting from the environmental baseline work and ESG initiatives established by Rio Tinto, UEC intends to continue to develop and apply high industry standards in stakeholder engagement, safety, and environmental stewardship. UEC looks forward to engaging with local communities and other stakeholders in the Athabasca Basin in developing this Project for the benefit of future generations.

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Fastest Growing Uranium Company in the World: UEC will have invested $570 million with the acquisitions of Uranium One Americas, Inc., UEX and Rio Tinto’s Roughrider to build the largest diversified North American focused uranium company.

Corpus Christi, TX, and October 12, 2022 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to announce that it has entered into a definitive agreement with a subsidiary of Rio Tinto plc (“Rio Tinto”) pursuant to which UEC will acquire 100% of Rio Tinto’s wholly-owned Roughrider uranium development project (“Roughrider” or the “Project”) located in the Athabasca Basin in Saskatchewan, Canada (the “Transaction”).

Under the terms of the Transaction, upon close, Rio Tinto will receive $80 million in cash and 17,805,815 UEC common shares, valued at $70 million based on the 5-day VWAP of $3.93 per share as of October 7, 2022. The cash component of the Transaction will be fully funded using UEC’s existing balance sheet, which as of October 10, 2022 was over $173 million in cash and liquid assets.

Amir Adnani, President and CEO of UEC, stated: “With this accretive fully funded acquisition of the Roughrider Project, we’re able to achieve multiple objectives: 1) 100% owned, development-stage assets are rare in Canada’s Athabasca basin, and we’re adding a world-class project to anchor our Canadian high-grade conventional business; 2) unlock value from the recently acquired UEX portfolio in the eastern Athabasca Basin as we now have critical mass to advance our production plans; and 3) accelerate production plans for our Canadian high-grade conventional business given the advanced stage of Roughrider and the first-tier ESG, geotechnical and permitting work completed by Rio Tinto since 2012. We thank Rio Tinto for entrusting UEC with the Roughrider Project and welcome them as our new shareholder.”

Mr. Adnani concluded: “Our next steps for Roughrider will be to first complete an updated S-K 1300 technical report summary based on over 650 diamond drillholes already completed for a total of approximately 225,000 meters of drilling on the Project. UEC is currently engaging with consultants to develop a technical report update in the next few months. Second, UEC intends to progress permitting and a production study of Roughrider and optimize its integration with UEC’s existing Canadian platform. The acquisition builds on our strategic objective to create the leading Western supplier of secure and 100% unhedged uranium with a two-pronged platform: 1) near-term, fully permitted and low-cost US ISR production; and 2) a Canadian high-grade conventional pipeline.”

Notes:

1.	Subject to the completion of an S-K 1300 technical report summary by UEC after closing.
2.	World Nuclear Association – World Uranium Mining Production and Largest Producing Uranium Mines in 2021.
3.	Cameco Corporation 2021 ESG Report, SaskPower System Map accessible at https://www.saskpower.com
4.	Saskatchewan Environment Publication 2013-014, “Rio Tinto – Roughrider Advanced Exploration Program”, accessible at http://www.environment.gov.sk.ca/2013-014EISMainDoc

About the Roughrider Uranium Project

The Roughrider Project is a development stage, conventional uranium project located in the eastern Athabasca Basin of northern Saskatchewan, Canada; one of the world’s premier uranium mining jurisdictions. The Project is located approximately 13 km west of Orano’s McClean Lake Mill, in close proximity to UEC’s existing Athabasca Basin properties, and covers an area of 597 hectares. The Roughrider West Zone was discovered by Hathor Exploration Ltd. (“Hathor”) during the winter drilling program in February 2008.

The Project’s geology is well understood due to the extensive study and drilling campaigns completed by Rio Tinto and Hathor. Hathor completed a Preliminary Economic Assessment, effective September 13, 2011 (the “Historic Roughrider Technical Report”)(1), which included the Roughrider East Zone and Roughrider West Zone and contemplated a conventional mining method. The Historic Roughrider Technical Report is not being treated as current by the Company.

The Historic Roughrider Technical Report included the following historic NI 43-101 compliant mineral resource estimates:

(a)

for the Roughrider West Zone, an indicated resource of 17.21 Mlbs of U3O8 (0.39 million tonnes at an average grade of 1.98% U3O8) and an inferred resource of 10.60 Mlbs of U3O8 (0.04 million tonnes at an average grade of 11.03% U3O8); and

(b)	for the Roughrider East Zone, an inferred resource of 30.13 Mlbs of U3O8 (0.12 million tonnes at an average grade of 11.58% U3O8).

The 2011 Historic Roughrider Technical Report resource statement did not include the Far East Zone of the deposit, which may represent additional geological upside. Rio Tinto has not disclosed any updated resource or reserve estimates for the Project.

The Company is treating the Historic Roughrider Technical Report and the mineral resource estimate therein as historical in nature and notes that a Qualified Person has not done sufficient work to classify the historical estimates as current mineral resources. There are no other recent estimates or data available for the Roughrider Project. The Company is disclosing the estimates contained in the Historic Roughrider Technical Report for illustrative purposes and to provide readers with relevant information regarding the Roughrider Project. There are numerous uncertainties inherent in historical estimates, which are subject to all the assumptions, parameters and methods used to prepare such estimates, and while the reliability of the historical estimates is considered reasonable, a Qualified Person has not done sufficient work to allow UEC to classify the historical estimates as a current mineral resource.

Rio Tinto continued to advance the Project after its acquisition of Hathor. In July 2013, Rio Tinto submitted a 101-page Advanced Exploration Program proposal for consideration to the Saskatchewan Ministry of Environment.(2) The program was intended to initiate an Environmental Impact Assessment (“EIA”) review of the program, with the program intended to provide direct data related to the ore and mine development design. The proposal involved establishment of an upgraded access road, development of an exploration shaft, exploration drifts, operation of a water treatment facility, additional surface support structures and temporary surface storage of both development rock and low-grade waste. A substantial amount of EIA baseline work and community engagement were included in the work submission. The application was accepted, and the project was approved to begin the EIA review process, but no official determination was completed. Rio Tinto subsequently upgraded the access road but did not proceed with the remainder of the proposed program.

Notes:

1.

NI 43-101 Preliminary Economic Assessment Technical Report on the East and West Zones Roughrider Uranium Project, Saskatchewan (effective date of September 13, 2011); a copy of which is available under Hathor’s profile on SEDAR. These resources are reported in accordance with the CIM Definition Standards.

2.	Saskatchewan Environment Publication 2013-2014, “Rio Tinto – Roughrider Advanced Exploration Program”, accessible at http://www.environment.gov.sk.ca/2013-014EISMainDoc.

The technical information in this news release has been reviewed by Clyde L. Yancey, P.G., Vice President-Exploration for the Company, being a Qualified Person under Item 1302 of Regulation S-K.

Transaction Conditions & Timing

The Transaction is subject to closing conditions customary for a transaction of this nature, with closing expected to occur before month end.

Advisors and Counsel

Rothschild & Co and BMO Capital Markets are acting as financial advisor to UEC in connection with the Transaction. McMillan LLP is acting as legal advisor to UEC.

About Uranium Energy Corp

Uranium Energy Corp is the fastest growing supplier of the fuel for green energy transition to a low carbon future. UEC is the largest, diversified North American focused uranium company, advancing the next generation of low-cost, environmentally friendly In-Situ Recovery (ISR) mining uranium projects in the United States and high-grade conventional projects in Canada. The Company has two production-ready ISR hub and spoke platforms in South Texas and Wyoming, anchored by fully licensed and operational central processing plants. UEC also has seven U.S. ISR uranium projects with all their major permits in place. Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector; and (3) a pipeline of resource stage uranium projects. The Company's operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development, and mining.

Contact Uranium Energy Corp Investor Relations at:

Toll Free: (866) 748-1030

Fax: (361) 888-5041

E-mail: info@uraniumenergy.com

Stock Exchange Information:

NYSE American: UEC

WKN: AØJDRR

ISN: US916896103

Notices to U.S. Investors

UEC is now subject to the requirements of Regulation S-K (subpart) 1300 – Disclosure by Registrants Engaged in Mining Operations with respect to disclosure of mining operations that are material to it. UEC can only rely on technical information contained in a technical report summary prepared in accordance with Regulation S-K (subpart) 1300.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.